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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event Reported):  October 11, 2001


                                 Netopia, Inc.
      -------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


          Delaware                     0-28450                  94-3033136
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)


                           2470 Mariner Square Loop
                          Alameda, California  94501
                                (510) 814-5100
      ------------------------------------------------------------------
       (Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)



ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On October 11, 2001, Netopia, Inc., a Delaware corporation ("Netopia"), and Cayman Systems, Inc., a Massachusetts corporation ("Cayman"), consummated a merger (the "Merger") whereby Amazon Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Netopia ("Merger Sub"), was merged with and into Cayman pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of September 19, 2001, as amended. Cayman has survived the Merger as a wholly-owned subsidiary of Netopia.

     Pursuant to the Merger Agreement, Netopia paid an aggregate of approximately $10.2 million in exchange for all of Cayman's outstanding convertible debt and equity, including in-the-money
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stock options. At the closing, Netopia also paid approximately $2.4 million in respect of an outstanding credit line of Cayman and approximately $800,000 in fees to Cayman's investment bankers, attorneys and accountants. These payments were made out of Netopia's general working capital. Netopia also assumed certain other liabilities of Cayman.

     The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as
Exhibit 2.1 hereto.

     One of Netopia's directors, David King, is the Chairman, President and Chief Executive Officer of Proxim, Inc., a Delaware corporation ("Proxim"). Proxim was a holder of both preferred stock and convertible debt of Cayman.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.

     The Registrant will provide the financial statements required by paragraph
(a) of Item 7 of Form 8-K promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any such information is required, on a Form 8-K/A within 60 days of the date that this initial report on Form 8-K is required to be filed with the Commission.

     (b)  Pro Forma Financial Information.

     The Registrant will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act, if any such pro forma financial information is required, on a Form 8-K/A within 60 days of the date that this initial report on Form 8-K is required to be filed with the Commission.

     (c)  Exhibits.

          2.1 Agreement and Plan of Merger and Reorganization, dated as of September 19, 2001, by and among Netopia, Merger Sub, Cayman, certain holders of convertible subordinated promissory notes of Cayman and Richard Burnes, as the Securityholders' Representative.

          2.2 Amendment No. 1 of the Agreement and Plan of Merger and Reorganization, dated as of September 30, 2001, by and among Netopia, Merger Sub, Cayman, certain holders of convertible subordinated promissory notes of Cayman and Richard Burnes, as the Securityholders' Representative.

          99.1   Text of press release dated October 12, 2001.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NETOPIA, INC.


DATE: October 17, 2001                 By:  /s/ Alan B. Lefkof
                                           -------------------
                                           Alan B. Lefkof
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)
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                               INDEX TO EXHIBITS


Exhibit Number                         Description
--------------                         -----------

     2.1 Agreement and Plan of Merger and Reorganization, dated as of September 19, 2001, by and among Netopia, Merger Sub, Cayman, certain holders of convertible subordinated promissory notes of Cayman and Richard Burnes, as the Securityholders' Representative.

     2.2 Amendment No. 1 of the Agreement and Plan of Merger and Reorganization, dated as of September 30, 2001, by and among Netopia, Merger Sub, Cayman, certain holders of convertible subordinated promissory notes of Cayman and Richard Burnes, as the Securityholders' Representative.

     99.1       Text of press release dated October 12, 2001.